Exhibit 23
                                   ----------
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 1998, which appears in the Epitope, Inc. Annual Report on Form 10-K for the year ended September 30, 1998.




PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
February 26, 1999